MONEYMART ASSETS, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102




                                              September 13, 2007



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


      Re:	MoneyMart Assets, Inc.
             File No. 811-2619


Ladies and Gentlemen:

       Enclosed please find the Annual Report for Form
N-SAR for the above referenced Fund, for the fiscal period ended July 31, 2007. The enclosed is being filed electronically via the EDGAR System.


                                              Yours truly,

                          /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary





       This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of July 2007.


	MoneyMart Assets, Inc.



By:  /s/ Jonathan D. Shain				By:  /s/   Liliana M. Santos
Jonathan D. Shain	Liliana M. Santos
       Assistant Secretary	Witness






L:\MFApps\CLUSTER 2\N-SARS\MMA\2007\Annual cover.doc